                         SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          SCHERER HEALTHCARE, INC.
- --------------------------------------------------------------------------------
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

- --------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ---------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
       ---------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
       ---------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
       ---------------------------------------------------------------------
    5) Total fee paid:
       ---------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
       ---------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
       ---------------------------------------------------------------------
    3) Filing Party:
       ---------------------------------------------------------------------
    4) Date Filed:
       ---------------------------------------------------------------------

                         SCHERER HEALTHCARE, INC.







                          NOTICE OF ANNUAL MEETING


                                     AND


                               PROXY STATEMENT

                             SCHERER HEALTHCARE, INC.
                         2859 PACES FERRY ROAD, SUITE 300
                              ATLANTA, GEORGIA 30339


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 24, 1995



     NOTICE HEREBY IS GIVEN that the 1995 Annual Meeting of Stockholders of Scherer Healthcare, Inc. (the "Company") will be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Thursday, August 24, 1995, at 2:00 p.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect four directors to serve until the 1996 Annual Meeting of Stockholders.

     2. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on July 14, 1995, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                   By Order of the Board of Directors.

                                   /s/ Robert P. Scherer, Jr.

                                   ROBERT P. SCHERER, JR.
                                   CHAIRMAN OF THE BOARD
                                   AND CHIEF EXECUTIVE OFFICER


Atlanta, Georgia
July 31, 1995



PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                         SCHERER HEALTHCARE, INC.
                      2859 Paces Ferry Road, Suite 300
                          Atlanta, Georgia 30339

                             PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD AUGUST 24, 1995


     This Proxy Statement is furnished to the stockholders of Scherer Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1995 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Thursday, August 24, 1995, at 2:00 p.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is July 31, 1995.

                                   VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is July 14, 1995. On the record date, 4,266,452 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, all votes "for" and instructions to withhold authority to vote will be used.

     In voting with regard to the proposal to elect directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve the proposal to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

     As of July 14, 1995 (the record date for the Annual Meeting), the current directors and executive officers of the Company owned or controlled approximately 2,757,168 shares of Common Stock of the Company eligible to be voted at the meeting, constituting approximately 65% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the election of the director nominees and, therefore, that the presence of a quorum and the election of the director nominees is reasonably assured.

PROXIES

     Stockholders should specify their choices with regard to the election of the director nominees on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, at 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339, by executing and delivering to the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1995, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all current directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons or entities. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                       SHARES                         PERCENT
BENEFICIAL                             BENEFICIALLY                     OF
OWNER                                  OWNED (1)                       CLASS
- ----------                             ------------                  ---------

Robert P. Scherer, Jr. .............   2,615,968 (2)                   61.0%
CHAIRMAN OF THE BOARD,
 CHIEF EXECUTIVE OFFICER
 AND PRINCIPAL STOCKHOLDER
2859 Paces Ferry Road
Suite 300
Atlanta, Georgia 30339

RPS Investments, Ltd. ..............   2,207,106                       51.7%
PRINCIPAL STOCKHOLDER
2859 Paces Ferry Road
Suite 300
Atlanta, Georgia 30339

RPS Investments, Inc. ..............   2,250,956 (3)                   52.8%
PRINCIPAL STOCKHOLDER
2859 Paces Ferry Road
Suite 300
Atlanta, Georgia 30339

Robert P. Scherer III ..............   2,349,370 (4)                   55.1%
PRINCIPAL STOCKHOLDER
217 Goldenrod Avenue
Corona del Mar, California 92625

Trust Company Bank of Georgia.......     340,212 (5)                    8.0%
25 Park Place, N.E.
Atlanta, Georgia 30303

Robert W. Naismith, Ph.D. ..........     173,000 (6)                    4.0%
VICE PRESIDENT

William J. Thompson.................      50,000 (7)                    1.2%
DIRECTOR AND PRESIDENT

Kenneth H. Robertson................       1,000                         --
DIRECTOR

Stephen A. Lukas, Sr. ..............          --                         --
DIRECTOR

Robert D. Tucker....................      26,500 (8)                     --
FORMER CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

All current directors and executive
 officers as a group (6 persons)....   2,839,968 (9)                    5.3%



                                Page 3



_______________

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person.

(2) Of the shares shown, 43,850 are owned by RPS Investments, Inc. and 2,207,106 shares are owned by RPS Investments, Ltd. RPS Investments, Inc. is the general partner of RPS Investments, Ltd. As Chairman of RPS Investments, Inc., Mr. Scherer, Jr. is deemed to be the beneficial owner of the shares. The shares shown also include 340,212 shares which Mr. Scherer, Jr. holds as co-trustee with Trust Company Bank of a residuary trust for the benefit of his family (See Note (5) below). Voting and investment power is shared with regard to such shares. The shares also include 24,800 shares that Mr. Scherer, Jr. may acquire upon exercise of outstanding stock options.

(3) The shares shown include 2,207,106 shares are owned by RPS Investments, Ltd. As the general partner of RPS Investments, Ltd., RPS Investments, Inc. is deemed to be the beneficial owner of those shares.

(4) The shares shown include 43,850 shares owned by RPS Investments, Inc. and 2,207,106 shares owned by RPS Investments, Ltd. (See Notes (2) and (3) above.) Mr. Scherer III is deemed to beneficially own such shares by virtue of his position as a director of RPS Investments, Inc.

(5) The shares shown are held as co-trustee of a residuary trust for the benefit of Mr. Scherer, Jr.'s family, and voting and investment power is shared with Mr. Scherer, Jr., co-trustee of the residuary trust. (See Note (2) above.)

(6) The shares shown include 8,000 shares that Dr. Naismith may acquire upon exercise of outstanding stock options.

(7) Represents shares that Mr. Thompson may acquire upon exercise of outstanding stock options.

(8) Represents shares that Mr. Tucker could have acquired upon exercise of outstanding stock options. These options expired on May 24, 1995 without being exercised.

(9) The shares shown include 2,591,168 shares with respect to which voting or investment power is shared and 82,800 shares that may be acquired upon exercise of outstanding stock options, as described in the Notes above.


                   PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors has set the authorized number of directors of the Company at four. The Board of Directors has nominated Stephen A. Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson for re-election as directors at the 1995 Annual Meeting. Each of the nominees is currently a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-ELECT STEPHEN A. LUKAS, SR., KENNETH H. ROBERTSON, ROBERT P. SCHERER, JR. AND WILLIAM J. THOMPSON AS DIRECTORS UNTIL THE 1996 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

     Set forth below is certain information as of March 31, 1995, regarding the four nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

DIRECTOR NOMINEES

Stephen A. Lukas, Sr.  Mr. Lukas, 69, has been President, Chief Executive
                       Officer, and a Director of Goldcaps, Inc., a subsidiary of IVAX Corporation since 1992. Goldcaps, Inc. is engaged in the production and marketing of soft gelatin capsules. Mr. Lukas also serves as Vice President, Business Development of IVAX Corporation. He was President and a Director of Capsule Technology, a soft gelatin capsule manufacturing and distribution company, from its formation in 1981 until his retirement in 1991. Mr. Lukas has been a Director of the Company since 1989.

Kenneth H. Robertson   Mr. Robertson, 60, has been Chairman of
                       Conference-Call USA, Inc. and Vice President of
                       Business Development of DIAL Services, Ltd. since
                       1988. These companies derive their revenue from conference calling, video conferencing, voice messaging, and reselling international long distance.
                       Since 1984, Mr. Robertson has been Managing Partner of
                       Print Marketing Concepts which publishes and prints
                       T.V. guides for newspapers. In addition, Mr. Robertson has been the principal owner and developer of a self-storage warehouse and business incubator operation in Chicago since 1977. He became a Director of the Company in 1980 and served as Vice President of the Company in 1980 and as President from July 1981 until June 1983.

Robert P. Scherer, Jr. Mr. Scherer, Jr., 62, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1995. Mr. Scherer, Jr. has been a Director of the Company since 1977. He has been Chairman of the Board and Chief Executive Officer of RPS Investments, Inc., the general partner of Scherer Scientific, Ltd., since its formation in July 1986 and of RPS Investments, Inc. since its formation in January 1980. He has been Chairman of the Board of Directors and Chief Executive Officer of Marquest Medical Products, Inc., a 41% owned subsidiary of the Company, since February 1995.

William J. Thompson    Mr. Thompson, 61, has been a Director and the
                       President and Chief Operating Officer of the Company since 1984. Mr. Thompson has been a Director of Marquest Medical Products, Inc. since 1993 and its
                       President and Chief Operating Officer since February
                       1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted for review and ratification by the full Board. Prior to the resignation of Robert D. Tucker and James E. Brands as directors in February 1995, the Executive Committee was composed of Messrs. Scherer, Jr., Tucker and Brands. The Board of Directors has not elected new members to the Committee to fill the vacancies created by the resignation of Messrs. Tucker and Brands.

     The Compensation Committee is responsible for determining the compensation of the Directors, officers and employees of the Company and for administering the Company's employee benefit plans. See "Executive Compensation - Stock Option Plans" herein. The Compensation Committee is composed of Messrs. Lukas and Robertson. See "Compensation Committee Interlocks and Insider Participation" below.

     The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of independent auditor and evaluating the proposed scope of the independent auditor's audit, evaluating the independent auditor's performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The Audit Committee is comprised of Messrs. Lukas and Robertson.

     The Nominating Committee identifies individuals as nominees for election as Directors and officers of the Company. The full Board of Directors currently serves as the Nominating Committee.

     During the fiscal year ended March 31, 1995, the Board of Directors met four times, the Compensation Committee met three times, the Executive Committee did not meet, the Nominating Committee met one time and the Audit Committee did not meet. Each of the current Directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid $500 for each Board of Directors or committee meeting, and all directors are reimbursed for reasonable expenses incurred in attending meetings.

                          EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended March 31, 1995, to each person who served as the Company's Chief Executive Officer during fiscal 1995 and to each of the Company's other executive officers whose compensation for fiscal 1995 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                           -----------------------------------  ------------
                                                                      OTHER      SECURITIES
                                                                      ANNUAL     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS      COMPENSATION   OPTIONS(#)       COMPENSATION
- ---------------------------        ----    --------    -------     ------------  -----------       ------------
Robert P. Scherer, Jr. (1)         1995    $     --    $    --       $  --         20,000 (2)        $    --
 CHAIRMAN OF THE BOARD,            1994          --         --          --             --                 --
 CHIEF EXECUTIVE OFFICER           1993          --         --          --             --                 --
 AND A DIRECTOR

Robert D. Tucker (1)               1995    $     --    $    --       $  --         20,000 (3)             --
 FORMER CHAIRMAN OF THE BOARD,     1994          --         --          --             --                 --
 CHIEF EXECUTIVE OFFICER           1993          --         --          --             --            $25,000 (4)
 AND A DIRECTOR

William J. Thompson                1995    $180,000         --       $  --         25,000            $13,700 (5)
 PRESIDENT AND A DIRECTOR          1994     170,000    $60,000          --             --             13,700 (5)
                                   1993     160,000     60,000       $  --             --             37,895 (5)

Robert W. Naismith, Ph.D.          1995    $160,000         --       $  --         35,000            $19,800 (6)
 VICE PRESIDENT                    1994     153,000    $30,000          --             --             17,000 (6)
                                   1993     141,000     25,000          --             --              9,905 (6)


(1) In February 1995, Mr. Tucker resigned from all of his positions with the Company and its subsidiaries and the Board of Directors elected Mr. Scherer, Jr. as Chairman of the Board of Directors and Chief Executive Officer. Neither Mr. Tucker nor Mr. Scherer, Jr. received salary or bonus compensation from the Company during the fiscal year ended March 31, 1995. However, during each fiscal year reported Mr. Tucker and Mr. Scherer were compensated by Scherer Scientific, Ltd. Scherer Scientific, Ltd. charged the Company $688,000, $613,000 and $591,000 during fiscal 1995, 1994 and 1993, respectively, for administrative, accounting, professional, and corporate facilities costs. Scherer Scientific is an affiliate of, and is under common control with, RPS Investments, Inc., which is the beneficial owner of 52.8% of the Company's Common Stock.
    See "Certain Transactions." In February 1995, Mr. Tucker resigned from all of his positions with Scherer Scientific, Ltd., RPS Investments, Inc. and their affiliated entities.

(2) The Company and Mr. Scherer, Jr. canceled these options by mutual agreement as of July 1, 1995.

(3) These options expired on May 24, 1995 without being exercised.

(4) Represents the amount paid to Mr. Tucker as consideration for entering into non-competition agreements in connection with the sale by the Company of the business of Atkins Healthcare Services.

(5) The amount shown as paid or accrued in fiscal 1995 and 1994 represents the Company's contributions to Mr. Thompson's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan. The amount shown as paid or accrued in fiscal 1993 includes $25,000 paid to Mr. Thompson as consideration for entering into


                                Page 7




    a non-competition agreement in connection with the sale by the Company of the business of Atkins Healthcare Services and a $12,895 contribution by the Company to Mr. Thompson's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan.

(6) The amount shown as paid or accrued in fiscal 1995 and 1994 includes $6,100 and $6,000, respectively, in life insurance premiums paid by the Company on policies owned by Dr. Naismith and $13,700 and $11,000, respectively, in contributions by the Company to Dr. Naismith's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan. The amount shown as paid or accrued in fiscal 1993 represents the Company's contribution to Dr. Naismith's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan.


     The Company's executive officers also participate in the Company's Incentive Stock Option Plans. See "Stock Option Plans" below.

STOCK OPTION PLANS

     The Company maintains the Scherer Healthcare, Inc. 1987 Stock Option Plan, 1987 Long-Term Incentive Plan, 1988 Stock Option Plan and 1994 Stock Incentive Plan (collectively, the "Stock Option Plans") to attract and retain key executive personnel, directors and advisors, and to encourage their continued employment with and service to the Company.

     The following table sets forth information regarding (i) the number of shares of the Company's Common Stock underlying stock options granted during fiscal 1995 to each of the individuals named in the Summary Compensation Table above, (ii) the percent the grants represent to total options granted to all employees during the fiscal year, (iii) the per share exercise price of the options, (iv) the closing sale price of the Company's Common Stock on the date of grant as reported on The Nasdaq National Market, (v) the expiration dates of the options, (vi) the value of the options on the date of grant, and (vii) the potential realizable value of each grant of options assuming the market price of the Company's Common Stock appreciates from the date of grant to the end of the term at a 5% and a 10% annualized rate.

                   OPTION GRANTS IN LAST FISCAL YEAR


                                          INDIVIDUAL GRANTS
                      -----------------------------------------------------------------

                      NUMBER OF      % OF TOTAL                                         POTENTIAL REALIZABLE VALUE AT ASSUMED
                      SECURITIES      OPTIONS                  MARKET PRICE                  ANNUAL RATES OF STOCK PRICE
                      UNDERLYING     GRANTED TO    EXERCISE     PER SHARE                  APPRECIATION FOR OPTION TERM(1)
                       OPTIONS      EMPLOYEES IN     PRICE       ON GRANT    EXPIRATION    -------------------------------
    NAME               GRANTED (#)  FISCAL YEAR    PER SHARE       DATE         DATE          0%            5%            10%
    ----              -----------   ------------   ---------   ------------  ----------       --            --            ---
R. P. Scherer, Jr.     20,000 (2)     8.3%          $2.50        $20.50       7/01/95      $360,000      $376,232     $  392,463
R. D. Tucker           20,000 (3)     8.3%          $2.50        $22.50       5/24/95      $400,000      $415,164     $  430,329
W. J. Thompson         25,000 (4)    10.4%         $20.50        $20.50       4/01/04      $    --       $322,308     $  816,793
R. W. Naismith         20,000 (5)     8.3%          $2.50        $23.00       7/01/04      $410,000      $699,292     $1,143,122
R. W. Naismith         15,000 (4)     6.2%         $20.50        $20.50       4/01/04      $    --       $193,385     $  490,076

_______________

(1) The potential realizable value was calculated based on the grant-date valuation method assuming (i) the options were 100% vested on the date of grant and (ii) that the market price of the Company's Common Stock appreciates from the date of grant to the expiration of the options at a 5% and a 10% annualized rate.

(2) The Company and Mr. Scherer, Jr. canceled these options by mutual agreement as of July 1, 1995. Under their original terms, the options would have expired in September 2004. Mr. Scherer, Jr. vested in 40% of the options on January 1, 1995 and would have vested in an additional 20% of the options on November 1, 1995, 1996 and 1997.


                                Page 8




(3) The options expired pursuant to their terms three months following Mr. Tucker's resignation as Chairman of the Board and Chief Executive Officer of the Company. If Mr. Tucker had continued in the employ of the Company, the options would have expired in September 2004. Mr. Tucker vested in 40% of the options on January 1, 1995 and would have vested in an additional 20% on November 1, 1995, 1996 and 1997.

(4) Mr. Thompson and Dr. Naismith each vested in 20% of the options on April 1, 1995 and will vest in an additional 20% of the options on April 1, 1996, 1997, 1998 and 1999.

(5) Dr. Naismith vested in 40% of the options on January 1, 1995 and will vest in 20% of the options on November 1, 1995, 1996 and 1997. Vested options may be exercised until the earlier of (i) July 1, 2004 or (ii) three months after Dr. Naismith's resignation or termination of employment with the Company.


     The following table sets forth information as of March 31, 1995 regarding (i) the number of exercisable and unexercisable stock options held by each of the individuals named in the Summary Compensation Table above and
(ii) the respective estimated current values of such stock options. No stock options were exercised by such individuals during the fiscal year ended March 31, 1995.

          AGGREGATED OPTION GRANTS AND FISCAL YEAR END OPTION VALUES



                                 NUMBER
                                 OF SHARES               VALUE OF
                                 UNDERLYING              UNEXERCISED
                                 UNEXERCISED             IN-THE-MONEY
                                 OPTIONS                 OPTIONS
                                 AT FISCAL               AT FISCAL
                                 YEAR-END(#)             YEAR-END($)(1)
                                 ------------            --------------
                                 EXERCISABLE/            EXERCISABLE/
NAME AND POSITION                UNEXERCISABLE           UNEXERCISABLE
- -----------------                -------------           -------------

Robert P. Scherer, Jr.           24,800/12,000           $20,000/$30,000
Robert D. Tucker                 26,500/12,000           $20,000/$30,000
William J. Thompson              50,000/25,000                     $0/$0
Robert W. Naismith, Ph.D.         8,000/27,000           $20,000/$30,000

______________________

(1) The dollar value is determined by subtracting the option exercise prices from the per share fair market value of the Company's Common Stock as of March 31, 1995 as reported on The Nasdaq National Market.


     BIOFOR, INC. STOCK OPTION AWARDS. During fiscal 1993, the Board of Directors of Biofor, Inc., a subsidiary of the Company, approved the grant of options to acquire an aggregate of 391,000 shares of Common Stock of Biofor, Inc. to the executive officers of the Company and to the directors and certain key employees of Biofor, Inc. The options vest over three years, but are exercisable only in the event that Biofor, Inc. has had a public offering of its Common Stock prior to expiration of the options in 2002. The options, exercisable at $1.00 per share, were not considered by the Company to be compensation with a measurable value. Set forth below is the number of such options granted to each of the executive officers named in the Summary Compensation Table above.


                                            NUMBER OF SHARES
                 NAME                       UNDERLYING OPTIONS
                 ----                       ------------------
                 Robert D. Tucker                 50,000
                 Robert P. Scherer, Jr.           50,000
                 Robert W. Naismith, Ph.D.        50,000


              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of Stephen A. Lukas, Sr. and Kenneth H. Robertson. Prior to July 1, 1995, all of the Company's executive officers other than William J. Thompson were compensated by Scherer Scientific, Ltd. and did not receive separate cash compensation from the Company. However, Scherer Scientific, Ltd. charged the Company annual fees for administrative, accounting, payroll and professional services and corporate facilities costs. As a result, during periods prior to July 1, 1995, the Compensation Committee's responsibilities with respect to executive compensation for all executive officers other than Mr. Thompson has been limited to compensation under the Stock Option Plans. Beginning July 1, 1995, the Company assumed direct responsibility for the compensation of its executive officers as determined by the Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies generally. The Committee approves the compensation of executive officers paid by the Company and, on an annual basis, determines their compensation. The Compensation Committee is also responsible for the granting and administration of stock options.

     The Compensation Committee has furnished the following report for fiscal 1995:

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation program are to provide a level of compensation which will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

EXECUTIVE OFFICER COMPENSATION

     There are three main components of the executive compensation program:
(i) base salary; (ii) potential annual cash bonus; and (iii) periodic awards of stock options or other equity participation to encourage achievement over time and to align executive officer and stockholder interests. Executive officers are eligible for the same benefits, including group health, life, and disability insurance and participation in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan, as are available generally to the Company's and its subsidiaries non-union employees. Perquisites provided to executive officers are not material.

     ANNUAL SALARY. The Compensation Committee determines the salary of the executive officers, with the objective of assuring that salary levels are competitive. They are determined by considering duties and responsibilities of the officers and their impact upon the operations and the growth in value of the Company. The level of equity or potential equity participation in the Company is considered in establishing compensation levels.

     INCENTIVE COMPENSATION. Incentive compensation is provided on an annual basis. Bonus awards are determined by the Compensation Committee on a subjective basis, taking into account activities and accomplishments for the fiscal year.

     STOCK OPTION AWARDS. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting over several years. Awards are made at a level which is considered to provide a meaningful incentive to the executive officers.

PRESIDENT'S COMPENSATION

     William J. Thompson, President and Chief Operating Officer, is the most senior executive officer compensated directly by the Company during fiscal 1995. The amount of Mr. Thompson's annual salary is established by the Compensation Committee using the criteria for executive officers discussed above. His salary for fiscal 1995 was an increase of approximately six percent over the prior fiscal year.

     Mr. Thompson's bonus is determined in the discretion of the Compensation Committee. The Committee considers the accomplishments of the operating units which report directly to Mr. Thompson in determining the bonus amount. It also considers the accomplishments of Marquest Medical Products, Inc., of which the Company owns a 41 percent interest and to which Mr. Thompson devotes a substantial amount of his effort. Mr. Thompson did not receive a bonus for fiscal 1995.

                                    Compensation Committee
                                    Stephen A. Lukas, Sr.
                                    Kenneth H. Robertson



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to February 1995, Robert D. Tucker served as Chairman of the Board and Chief Executive Officer of the Company and James E. Brands served as Vice Chairman, Chief Financial Officer and a Director of the Company. During the fiscal year ended March 31, 1995, Messrs. Tucker and Brands comprised the Compensation Committee of the Company. During fiscal 1995, Messrs. Tucker and Brands were compensated by Scherer Scientific, Ltd. and did not receive direct cash compensation from the Company. Scherer Scientific, Ltd. provided corporate facilities and administrative, professional and management services to the Company, including the services of Messrs. Tucker and Brands, during fiscal 1995 and for which Scherer Scientific, Ltd. charged the Company $688,000.

     During fiscal 1995 and prior periods, Scherer Scientific, Ltd., Scherer Capital, L.L.C. and RPS Investments, Ltd. made loans to the Company and its subsidiaries. Messrs. Tucker and Brands were directors and executive officers of the general partner of Scherer Scientific, Ltd. and RPS Investments, Ltd. and of Scherer Capital, L.L.C. until their resignation in February 1995. See "Certain Transactions - Indebtedness to Related Parties" below.

     During fiscal 1995, Body Care, Inc. charged Scherer Laboratories, Inc., a wholly-owned subsidiary of the Company, approximately $104,000 for warehousing, distribution, billing and inventory management services. Body Care, Inc. is owned by Mr. Brands and his children, the children of Mr. Tucker, and Robert P. Scherer, Jr. See "Certain Transactions - Transactions with Body Care, Inc." below.

                           CERTAIN TRANSACTIONS

     INDEBTEDNESS TO RELATED PARTIES. During fiscal 1995 and prior periods, Scherer Scientific, Ltd., Scherer Capital, L.L.C. and RPS Investments, Ltd. made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used for working capital and business and equipment acquisitions. RPS Investments, Inc., which beneficially owns approximately 53% of the outstanding Common Stock of the Company, is under common control with Scherer Scientific, Ltd., RPS Investments, Ltd. and Scherer Capital L.L.C. Robert P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company, has a controlling interest in Scherer Scientific, Ltd., RPS Investments, Ltd. and Scherer Capital, L.L.C. and is the controlling stockholder and a director and executive officer of RPS Investments, Inc. and its affiliates. Additionally, Robert D. Tucker and James E. Brands, each of whom was a director and executive officer of the Company until their resignations in February 1995, also served as directors and executive officers of RPS Investments, Inc. and its affiliates until their resignation from such positions in February 1995.

     The Affiliate Loans are payable on demand and bear interest at rates ranging from prime rate plus .5% to prime rate plus 2%. At March 31, 1995 and 1994, approximately $7,601,000 and $5,246,000, respectively, in Affiliate Loans were payable by the Company and its subsidiaries.

     Scherer Scientific, Ltd., Scherer Capital L.L.C., RPS Investments, Ltd. and their affiliated entities have indicated to the Company that they will not provide additional loans to the Company or its subsidiaries. Additionally, the Company, Scherer Scientific, Ltd., Scherer Capital L.L.C. and RPS Investments, Ltd. intend to restructure the Affiliate Loans to include fixed payment terms and uniform interest rates and provide for cross collateralization and guarantees.

     ADMINISTRATIVE SERVICES ARRANGEMENT. During fiscal 1995 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services") and facilities costs. Scherer Scientific, Ltd. charged the Company $688,000 for these services during fiscal 1995. Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the administrative services arrangement and approximately 14 employees of Scherer Scientific, Ltd. became employees of the Company. As a result, the Company currently provides its own administrative, accounting, management and payroll services. Further, Robert P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company, continues to be compensated by Scherer Scientific, Ltd. and presently does not receive cash compensation from the Company for his services to the Company.

     TRANSACTIONS WITH BODY CARE, INC. During fiscal 1995, Body Care, Inc. provided to Scherer Laboratories, Inc., a wholly-owned subsidiary of the Company, warehousing, distribution, billing and inventory management services. Body Care, Inc. is owned by James E. Brands and his children, the children of Robert D. Tucker, and Robert P. Scherer, Jr. Mr. Tucker served as Chairman of the Board, Chief Executive Officer and a Director of the Company and Mr. Brands served as Vice Chairman of the Board, Chief Financial Officer and a Director of the Company, in each case, until their resignation from such positions in February 1995. Body Care, Inc. charged Scherer Laboratories, Inc. approximately $104,000 during fiscal 1995. In March 1995, the Company terminated its business relationship with Body Care, Inc. Body Care, Inc. has filed a complaint against Scherer Laboratories, Inc. in the Superior Court of Fulton County, Georgia seeking damages of approximately $102,000 based upon allegations of breach of contract. Mr. Scherer, Jr., who is a minority shareholder of Body Care, Inc., opposes the litigation brought by Body Care, Inc.

     TRANSACTIONS WITH ROBERT W. NAISMITH. During fiscal 1994, the Company acquired the 20% of Biofor, Inc. which it did not own, in exchange for 300,000 shares of the Company's Common Stock. Robert W. Naismith, Ph.D., a Vice President of the Company and a director and President of Biofor, Inc., received 165,000 of those shares and Dr. Gilles Klopman, a director of Biofor, Inc., received 45,000 shares.

                   STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Company's Common Stock is listed for trading on The Nasdaq National Market under the symbol "SCHR." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated assuming a $100.00 investment on March 31, 1990. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 31, 1990. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

           COMPARISON OF CUMULATIVE FIVE-YEAR STOCKHOLDER RETURN














                                             MARCH 31,
                            --------------------------------------------
                            1990    1991    1992    1993    1994    1995
                            ----    ----    ----    ----    ----    ----
Scherer Healthcare          $100    $100    $234    $188    $186    $ 45
Nasdaq Stock Market (US)    $100    $114    $146    $167    $180    $201
Nasdaq Health Services      $100    $186    $253    $248    $326    $374


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended March 31, 1995, all filing requirements applicable to its directors, executive officers and owners of more than 10% of its Common Stock were complied with in a timely manner.

              STOCKHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1996 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Atlanta, Georgia, on or before April 1, 1996 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.

            OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
July 31, 1995
                    ____________________________________

     The Company's 1995 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY                   COMMON STOCK
                            SCHERER HEALTHCARE, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE 1995 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints John D. Shirley and Gary W. Ruffcorn, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Scherer Healthcare, Inc. (the "Company") which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of the Company, to be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on
Thursday, August 24, 1995, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated below.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL LISTED
                                     BELOW

1. Elect as directors the four nominees listed below to serve until the 1996 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

/ /  FOR ALL NOMINEES LISTED BELOW                        / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
(EXCEPT AS MARKED TO THE CONTRARY BELOW).                 LISTED BELOW.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
               LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

STEPHEN A. LUKAS, SR., KENNETH H. ROBERTSON, ROBERT P. SCHERER, JR. AND WILLIAM
                                  J. THOMPSON

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE

          (Continued, and to be signed and dated, on the reverse side)

                          (Continued from other side)
                   PROXY--SOLICITED BY THE BOARD OF DIRECTORS

    THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

    The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary of the Company a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                          Please  mark, date and sign exactly as
                                          your name appears on this proxy  card.
                                          When  shares  are  held  jointly, both
                                          holders should sign.  When signing  as
                                          attorney,   executor,   administrator,
                                          trustee, guardian or custodian, please
                                          give your full title. If the holder is
                                          a corporation  or a  partnership,  the
                                          full  corporate  or  partnership  name
                                          should be signed by a duly  authorized
                                          officer.
                                          Date: ________________________________
                                          ______________________________________
                                          Signature
Do you plan to attend the Annual Meeting? ______________________________________
         / / YES         / / NO           Signature, if shares held jointly